EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-264783, 333-265512, 333-268087, 333-281939, 333-280110 and 333-285844) on Form S-3 and the registration statements (Nos. 333-257822, 333-282083, 333-285574 and 333-291730) on Form S-8 of our reports dated March 2, 2026, with respect to the consolidated financial statements of AST SpaceMobile, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Miami, Florida
March 2, 2026